Exhibit 99.2
                   MOTIENT CORPORATION 2002 STOCK OPTION PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT

                                  Grant Notice

---------------------------------------- ---------------------------------------

OPTIONEE:                                GRANT NO.:
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------

DATE OF GRANT:                           COVERED SHARES:
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------

OPTION PRICE PER SHARE:
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------

OPTIONEE'S SOCIAL SECURITY NUMBER:
---------------------------------------- ---------------------------------------

                                 Agreement Terms

1. Nonqualified Stock Option Grant. Pursuant to the Plan and subject to the terms of this Agreement, the Corporation hereby grants to the Optionee a nonqualified stock option to purchase shares of Stock equal to the number of Covered Shares set forth in the Grant Notice. This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

2.   Terms of the Nonqualified Stock Option.
     --------------------------------------

     (a) Vesting. Your option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested Covered Shares by following the procedures set forth in the Plan and below in this Agreement.

     (i) Fifty percent (50%) of the total number of Covered Shares under your option vest as follows: Your right to purchase shares of Stock under your option vests as to one-sixth (1/6) of the total number of Covered Shares on each of the first, second and third anniversaries of the Grant Date, provided you continue in Service on such dates.

     (ii)The remaining fifty percent (50%) of the total number of Covered Shares under your option vest as follows: Your right to purchase shares of Stock under your option vests as to one-sixth (1/6) of the total number of Covered Shares upon confirmation that the Corporation has satisfied specified financial performance criteria for each of the fiscal years 2002, 2003,and 2004. Such confirmation will be determined by the Compensation Committee no later than April 1 of the year following the fiscal year in question. The specified financial criteria in respect of fiscal year 2002 shall be determined by the Compensation Committee no later than September 1, 2002, and the specified financial criteria in respect of fiscal years 2003 and 2004 shall be determined by the Compensation Committee no later than April 1 of each such fiscal year. If the specified financial performance criteria are not met for any such fiscal year, the shares that would have vested upon confirmation that the performance criteria were met for such year will be forfeited.

     In each of clauses (i) and (ii) above, the resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more shares of Stock than the number of Covered Shares.

     (b) Accelerated Vesting Upon Change of Control. Upon a Change of Control, all of your Covered Shares that have not yet vested shall fully vest. For the sake of clarity, "Covered Shares" in this context does not include any shares that did not vest and were forfeited due to the financial performance criteria not being met as provided in clause (a)(ii) above. Fifteen days prior to the scheduled consummation of the Change of Control, your unvested Covered Shares shall become immediately exercisable for a period of fifteen days. Any exercise of your unvested Covered Shares during such period shall be conditioned upon the consummation of the Change of Control, and the exercise of such Covered Shares shall only become effective immediately before the consummation of such Change of Control.

     (c) Term of Option. Your option will expire in any event at the close of business at the Corporation's headquarters on the day before the 10th anniversary of the Date of Grant. Your option will expire earlier if your Service terminates, as described below.

     (d)   Termination of Service.
           ----------------------

           (i) Regular Termination. If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at the Corporation's headquarters three (3) months after your termination date.

           (ii) Termination for Cause. If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

           (iii) Termination for Death. If your Service terminates because of your death, then your option will expire at the close of business at the Corporation's headquarters on the date twelve (12) months after the date of your death. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your option. In addition, if you die during the three (3) month period described in connection with a regular termination, and a vested portion of your option has not yet been exercised, then your option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your option.

           (iv) Termination for Disability. If your Service terminates because of Disability, then your option will expire at the close of business at the Corporation's headquarters on the date twelve (12) months after your termination date.

     (e) Leave of Absence. For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Corporation in writing if the terms of such leave provide for continued Service crediting or Service crediting is required by applicable law. However, your Service will be treated as terminating three (3) months after you went on employee leave, unless your right to return to active work is guaranteed by law or by contract. Your Service terminates in any event when the approved employee leave ends unless you immediately return to active employee work. The Corporation determines, in its sole discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan.

3. Notice of Exercise. When you wish to exercise your option, you must notify the Corporation by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Corporation. If someone else wants to exercise this option after your death, that person must prove to the Corporation's satisfaction that he or she is entitled to do so. Any exercise of the option is subject to compliance by the Optionee with the Corporation's Insider Trading Policy then in effect.

4.   Form of Payment.  When you submit your Notice of Exercise, you must include
     ---------------
payment of the option price per share for the shares you are purchasing.
Payment may be made in one (or a combination) of the following forms:

     (a)   Cash.  Cash, your personal check, a cashier's check, a money order or
           ----
another cash equivalent acceptable to the Corporation;

     (b) Cashless Exercise. To the extent a public market for the Stock exists, the Compensation Committee and/or the Board of Directors may, from time to time and/or on a case-by-case basis, permit you to exercise your option by delivery (on a form to be prescribed by the Corporation) of an irrevocable direction to a licensed securities broker acceptable to the Corporation to sell Stock and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate option price and any withholding taxes.

5. Withholding Taxes. You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of any option exercise or sale of Stock acquired under this option. In the event that the Corporation determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Corporation shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Corporation or any Affiliate.

6. Transfer of Option. During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

7. Shareholder Rights. You, or your estate or heirs, have no rights as a shareholder of the Corporation until a certificate for your option's shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

8. Adjustments. In the event of a stock split, a reverse stock split, a stock dividend or a similar change in the Stock, the number of shares covered by your option and the option price per share may be adjusted (and may be rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of an agreement of merger, liquidation or reorganization in the event the Corporation is subject to such corporate activity.

9. Employment. Neither the granting of the option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Corporation to employ the Optionee for any period. Whenever reference is made in this Agreement to the employment of the Optionee, it means employment by the Corporation or any Affiliate.

10. Forfeiture of Gains. Any gain realized by you in connection with the option or the exercise thereof shall be forfeited by you to the Corporation if you violate or breach or take other actions in conflict with, any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Corporation or any Affiliate thereof or any confidentiality obligation with respect to the Corporation or any Affiliate thereof or otherwise in competition with the Corporation or any Affiliate thereof.

11. Data Privacy. In order to administer the Plan, the Corporation may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Corporation to facilitate the administration of the Plan.


     By accepting this grant, you give explicit consent to the Corporation to process any such personal data. You also give explicit consent to the Corporation to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Optionees, to the United States, to transferees who shall include the Corporation and other persons who are designated by the Corporation to administer the Plan.

12. Consent to Electronic Distribution. The Corporation may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Corporation may deliver the Plan prospectus and the Corporation's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Corporation would be pleased to provide copies. Please contact Suzi Podhorecki, Legal and Stock Option Administrator, at (703) 758-6135 to request paper copies of these documents.

13. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

14.  Definitions.  In this Agreement, terms with initial capitals shall have the
     -----------
 meanings provided in the Plan, except as follows:

(a)     "Agreement" means this Nonqualified Stock Option Agreement.

(b)     "Change of Control" means the occurrence of any of the following events:

           (i) Any person or persons acting together, excluding employee benefit plans of the Corporation, are or become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto except that a person that has the right to acquire securities of the Corporation shall be deemed to be the "beneficial owner" of such securities whether or not such right is immediately exercisable), directly or indirectly, of securities of the Corporation representing greater than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities determined as if all rights of such person or persons to acquire such securities had been exercised immediately prior to such determination whether or not such rights are then immediately exercisable;

           (ii) The Corporation's shareholders approve (or, in the event no approval of the Corporation's shareholders is required, the Corporation consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Corporation (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power immediately after such Fundamental Transaction of (A) the Corporation's outstanding securities, (B) the surviving entity's outstanding securities, or (C) in the case of a division, the outstanding securities of each entity resulting from the division, in each case determined as if all rights to acquire such securities had been exercised immediately prior to such determination, whether or not such rights are then immediately exercisable;

           (iii) The shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation and its Affiliates (taken as a whole); or

           (iv) During any period of twenty-four (24) consecutive months (commencing on or after the date hereof), individuals who at the beginning of such period constituted the Board (including for this purpose any new director elected during such period whose election or nomination for election by the Corporation's shareholders was approved by a vote of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(c) "Covered Shares" means the total number of shares covered by this Agreement as set forth as the "Covered Shares" in the Grant Notice section of this Agreement.

     (d)   "Corporation" means Motient Corporation.



     (e) "Termination for Cause" means termination as a result of the commission of a felony by the Optionee, or gross misconduct by the Optionee in the commission of his or her duties, which gross misconduct causes damage to the Corporation.

15. Subject to the Plan. The option evidenced by this Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof. In addition, the option is subject to any rules and regulations promulgated by the Committee consistent with the terms of the Plan.




                                      * * *

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf effective as of the Date of Grant.

ATTEST:                                          MOTIENT CORPORATION


________________________                        By: ____________________________


Accepted and agreed to as of the Date of Grant.



-------------------------
Optionee